Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
FOUR TIMES SQUARE	FIRM/AFFILIATE
NEW YORK 10036-6522	OFFICES

TEL: (212) 735-3000	BOSTON
FAX: (212) 735-2000	CHICAGO
www.skadden.com	HOUSTON
LOS ANGELES
PALO ALTO
WASHINGTON, D.C.
WILMINGTON

BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
MOSCOW
November 20, 2014	MUNICH
PARIS
SÃO PAULO
SEOUL
SHANGHAI
SINGAPORE
SYDNEY
TOKYO
TORONTO

Springleaf Holdings, Inc.

Springleaf Finance Corporation

601 N.W. Second Street

Evansville, IN 47708

Re                                 Springleaf Holding, Inc. and Springleaf Finance Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Springleaf Holdings, Inc., a Delaware corporation (the “SHI”), and Springleaf Finance Corporation, an Indiana corporation (“SFC”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by SHI and SFC with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to: (i) the issuance and sale by SHI from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules and Regulations”), of (a) shares of common stock, par value $0.01 per share, of SHI (“Common Stock”); (b) shares of preferred stock, par value $0.01 per share, of SHI (the “Preferred Stock”), which may be issued in one or more series; (c) warrants (the “Warrants”) to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (as defined below) of one or more series, which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) that may be entered into between SHI and one or more warrant agents to be named therein (each, a “Warrant Agent”); (d) shares of the Preferred Stock represented by depositary shares (“Depositary Shares”) evidenced by depositary receipts (“Receipts”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) that may be entered into between SHI and a depositary to be named therein (each, a “Depositary”); (e) debt securities (the “SHI Debt Securities”), which may be convertible, senior, subordinated or junior subordinated debt securities, and which may be issued in one or more series under the indenture relating to the SHI Debt Securities (the “SHI Indenture”), proposed to be entered into between SHI and the trustee to be named therein (the “SHI Trustee”), a form of which is filed as an exhibit to the Registration Statement; (f) stock purchase contracts to purchase shares of Common Stock or other securities (the “Stock Purchase Contracts”), which may be issued pursuant to one or more stock purchase contract agreements (each, a “Purchase Contract Agreement”), proposed to be entered into between SHI and the purchaser to be named therein (each, a “Purchaser”), (g) stock purchase units, each representing ownership of a Stock Purchase Contract and Debt Securities, Preferred Stock or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase Common Stock or other securities under the stock purchase contracts (the “Stock Purchase Units”), which may be issued pursuant to one or more Purchase Contract Agreements, (h) such indeterminate number of shares of Common Stock or Preferred Stock and amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Warrants, Depositary Shares or Debt Securities, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (the “Indeterminate Securities”), and (ii) the issuance and sale by SFC from time to time, pursuant to Rule 415 of the Rules and Regulations, of debt securities (the “SFC Debt Securities” and, together with the SHI Debt Securities, the “Debt Securities”), which may be convertible, senior, subordinated or junior subordinated debt securities, and which may be issued in one or more series under the indenture relating to the SFC Debt Securities (the “SFC Indenture” and, together with the SHI Indenture, the “Indentures”), proposed to be entered into between SFC and the trustee to be named therein (the “SFC Trustee”), a form of which is filed as an exhibit to the Registration Statement. The Registration Statement also relates to the issuance and sale from time to time (a) by SHI of guarantees of the SFC Debt Securities to be issued under the SFC Indenture (the “SHI Guarantees”) and (b) by SFC of guarantees of the SHI Debt Securities to be issued under the SHI Indenture (the “SFC Guarantees” and, together with the SHI Guarantees, the “Guarantees”). The Common Stock, the Preferred Stock, the Warrants, the Depositary Shares, the SHI Debt Securities, Indeterminate Securities, the Stock Purchase Contracts, the Stock Purchase Units and the SHI Guarantees are collectively referred to herein as the “SHI Securities.”  The SFC Debt Securities and the SFC Guarantees are collectively referred to herein as the “SFC Securities.”  The SHI Securities and the SFC Securities are collectively referred to herein and the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)                                 the Registration Statement;

(b)                                 the Amended and Restated Certificate of Incorporation of SHI, as amended to date, as certified by the Secretary of State of the State of Delaware (the “SHI Certificate of Incorporation”) and as certified by the Secretary of SHI;

(c)                                  the Amended and Restated Bylaws of SHI, as amended to date, as certified by the Secretary of SHI (the “SHI Bylaws”);

(d)                                 the form of SHI Indenture;

(e)                                  the form of SFC Indenture; and

(f)                                   a copy of certain resolutions of the Board of Directors of SHI (the “SHI Board of Directors”), adopted on November 19, 2014, related to the registration of the SHI Securities and related matters, as certified by the Secretary of SHI.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of each of SHI and SFC and such agreements, certificates of public officials, certificates of officers or other representatives of each of SHI and SFC and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated herein.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of SHI and SFC and other and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporate Law of the State of Delaware (the “DGCL”) and (iii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

As used herein, “Transaction Agreements” means the Indentures and the supplemental indentures and officer’s certificates thereto, the Guarantees, the Warrant Agreements, the Deposit Agreements, the Purchase Contract Agreements and the Stock Purchase Unit Agreements.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.                                      With respect to any shares of Common Stock offered by SHI, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments) has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Common Stock is to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by SHI and the other parties thereto; (iv) the SHI Board of Directors, including any appropriate committee appointed thereby, have taken all necessary corporate action to approve the issuance and sale of the Offered Common Stock and related matters and appropriate officers of SHI have taken all related action as directed by or under the direction of the SHI Board of Directors;  (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the SHI Certificate of Incorporation and SHI By-laws so as not to violate any applicable law, the SHI Certificate of Incorporation and SHI By-laws or result in a default under or breach of any agreement or instrument binding upon SHI, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock are duly executed and countersigned; and (vii) the shares of Offered Common Stock are registered in SHI’s share registry upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized by all requisite corporate action on the part of SHI under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2.                                      With respect to any shares of any series of Preferred Stock offered by SHI, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments) has become effective under the Securities Act;  (ii) an appropriate prospectus supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Preferred Stock is to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by SHI and the other parties thereto; (iv) the SHI Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of SHI have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designations for the Offered Preferred Stock in accordance with the applicable provisions of the DGCL (the “Certificate of Designations”); (v) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the SHI Certificate of Incorporation and SHI By-laws, including the Certificate of Designations relating to the Offered Preferred Stock, so as not to violate any applicable law, the SHI Certificate of Incorporation and SHI By-laws or result in a default under or breach of any agreement or instrument binding upon SHI, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over SHI; (vii) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned; and (viii) the shares of Offered Preferred Stock are registered in SHI’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized by all requisite corporate action on the part of SHI under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

3.                                      With respect to any Warrants offered by SHI (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments) has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Warrants are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by SHI and the other parties thereto; (iv) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by SHI and the other parties thereto; (v) the SHI Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of SHI have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Warrants and related matters; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the SHI Certificate of Incorporation and the SHI By-laws or result in a default under or breach of any agreement or instrument binding upon SHI, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over SHI; (vii) the Common Stock, Preferred Stock and Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by SHI; and (viii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of SHI, enforceable against SHI in accordance with their respective terms under the laws of the State of New York.

4.                                      With respect to any Depositary Shares representing fractional interests in any series of Preferred Stock offered by SHI, including any Indeterminate Securities (the “Offered Depositary Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments) has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Depositary Shares are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by SHI and the other parties thereto; (iv) the SHI Board of Directors, including any duly authorized committee appointed thereby, and appropriate officers of SHI have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Depositary Shares and related matters; (v) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement so as not to violate any applicable law, the SHI Certificate of Incorporation and the SHI By-laws or result in a default under or breach of any agreement or instrument binding upon SHI, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over SHI; (vi) the filing of a Certificate of Designations relating to the underlying Preferred Stock with the Secretary of State of the State of Delaware has duly occurred; (vii) the applicable Deposit Agreement has been duly authorized, executed and delivered by SHI and the other parties thereto; (viii) if the shares of such related series of Preferred Stock are certificated, certificates in the form required under the DGCL representing the shares of such related series of Preferred Stock are duly executed and countersigned; (ix) the shares of such related series of Preferred Stock have been duly authorized and validly issued in accordance with the DGCL and delivered to the applicable Depositary for deposit in accordance with the Deposit Agreement; and (x) the Receipts relating to the Offered Depositary Shares have been duly issued against deposit of the related series of Preferred Stock with the applicable Depositary in accordance with the provisions of the applicable Deposit Agreement and upon payment in accordance with the provisions of the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, the Receipts relating to the Offered Depositary Shares will be legally issued and will entitle the holder thereof to the rights specified in such Receipts and in the applicable Deposit Agreement, provided that the consideration for the related series of Preferred Stock is not less than $0.01 per share of Preferred Stock.

5.                                      With respect to any series of SHI Debt Securities offered by SHI, including any Debt Securities of such series constituting Indeterminate Securities (the “SHI Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the SHI Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (ii) an appropriate prospectus supplement or term sheet with respect to any SHI Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the SHI Offered Debt Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or such other agreement with respect to the SHI Offered Debt Securities has been duly authorized, executed and delivered by SHI and the other parties thereto; (iv) the SHI Indenture and any officer’s certificate or supplemental indenture thereto establishing the terms of the Offered Debt Securities has been duly authorized, executed and delivered by SHI and the other parties thereto; (v) the SHI Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of SHI have taken all necessary corporate action to approve the issuance, sale and terms of the SHI Offered Debt Securities and related matters in conformity with the SHI Indenture and any such officer’s certificate or supplemental indenture to be entered into in connection with the issuance of such SHI Offered Debt Securities; (vi) the terms of the SHI Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Debt Securities so as not to violate any applicable law, the SHI Certificate of Incorporation and SHI By-laws or result in a default under or breach of any agreement or instrument binding upon SHI, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over SHI; and (vii) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Debt Securities and have been duly executed and authenticated in accordance with the provisions of the Indenture and any such officer’s certificate or supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the Indenture and such officer’s certificated or supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of SHI, enforceable against SHI in accordance with their respective terms under the laws of the State of New York.

6.                                      With respect to any series of SFC Debt Securities offered by SFC, including any Debt Securities of such series constituting Indeterminate Securities (the “SFC Offered Debt Securities” and, together with the SHI Offered Debt Securities, the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the SFC Indenture has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement or term sheet with respect to any SFC Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the SFC Offered Debt Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or such other agreement with respect to the SFC Offered Debt Securities has been duly authorized, executed and delivered by SFC and the other parties thereto; (iv) the SFC Indenture and any officer’s certificate or supplemental indenture thereto establishing the terms of the Offered Debt Securities has been duly authorized, executed and delivered by SFC and the other parties thereto; (v) the SFC Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of SFC have taken all necessary corporate action to approve the issuance, sale and terms of the SFC Offered Debt Securities and related matters in conformity with the SFC Indenture and any such officer’s certificate or supplemental indenture to be entered into in connection with the issuance of such SFC Offered Debt Securities; (vi) the terms of the SFC Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Debt Securities so as not to violate any applicable law, the SFC certificate of incorporation and by-laws or result in a default under or breach of any agreement or instrument binding upon SFC, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over SFC; and (vii) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Debt Securities and have been duly executed and authenticated in accordance with the provisions of the Indenture and any such officer’s certificate or supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the Indenture and such officer’s certificated or supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of SFC, enforceable against SFC in accordance with their respective terms under the laws of the State of New York.

7.                                      With respect to any Guarantee offered by SHI or SFC, as the case may be, of any series of Offered Debt Securities, including any Guarantee of any Offered Debt Securities of such series constituting Indeterminate Securities (the “Offered Guarantee”) when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the SHI Indenture or the SFC Indenture, as the case may be, has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities and the Offered Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Guarantees are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Indenture and any officer’s certificate or supplemental indenture establishing the terms of the Offered Debt Securities and the Offered Guarantees has been duly authorized, executed and delivered by SHI or SFC, as the case may be, and any other parties thereto; (v) the Board of Directors of SHI or SFC, as the case may be, including any appropriate committee appointed thereby, and appropriate officers of SHI or SFC, as the case may be, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Guarantees and related matters in conformity with the Indenture and any such officer’s certificate or supplemental indenture; (vi) the terms of the Offered Guarantees and of their issuance and sale have been duly established in conformity with the Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Guarantees so as not to violate any applicable law, the SHI Certificate of Incorporation and SHI By-laws of SHI or SFC certificate of incorporation and by-laws of SFC or result in a default under or breach of any agreement or instrument binding upon SHI or SFC, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over SHI and SFC, as the case may be; and (vii) the Offered Guarantees have been duly executed and delivered in accordance with the provisions of the Indenture and any such officer’s certificate or supplemental indenture and duly issued in accordance with the Indenture and such officer’s certificate or supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, the Offered Guarantees will constitute valid and binding obligations of SHI or SFC, as the case may be, enforceable against SHI or SFC, as the case may be, in accordance with their respective terms under the laws of the State of New York.

8.                                      With respect to any Stock Purchase Contracts offered by SHI (the “Offered Stock Purchase Contracts”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Stock Purchase Contracts are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by SHI and the other parties thereto; (iv) a Purchase Contract Agreement relating to the Offered Stock Purchase Contracts has been duly, authorized, executed and delivered by SHI and the other parties thereto, (v) the SHI Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of SHI have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Contracts and related matters; (vi) the terms of the Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement so as not to violate any applicable law, the SHI Certificate of Incorporation or the SHI Bylaws, or result in a default under or breach of any agreement or instrument binding upon SHI and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over SHI and the applicable Purchase Contact Agent; (vii) the Common Stock, Preferred Stock and Debt Securities relating to such Offered Stock Purchase Contracts has been duly authorized for issuance by SHI; and (viii) the Offered Stock Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Stock Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Purchase Contract Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of SHI, enforceable against SHI in accordance with their respective terms under the laws of the State of New York.

9.                                      With respect to any Stock Purchase Units offered by SHI (the “Offered Stock Purchase Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations;  (iii) if the Offered Stock Purchase Units are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Units has been duly authorized, executed and delivered by SHI and the other parties thereto; (iv) the Board of Directors of SHI, including any appropriate committee appointed thereby, and appropriate officers of SHI have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Stock Purchase Units and related matters; (vi) the terms of the Offered Stock Purchase Units and the related Common Stock, Preferred Stock, Debt Securities or other securities and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Unit Agreement so as not to violate any applicable law, the SHI Certificate of Incorporation or the SHI Bylaws or result in a default under or breach of any agreement or instrument binding upon SHI, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over SHI and the applicable Stock Purchase Unit Agent; (vii) the Common Stock, Preferred Stock and Debt Securities included in such Offered Purchase Units have been duly authorized for issuance by SHI; and (viii) the Offered Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Stock Purchase Unit Agreement, the Offered Stock Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Stock Purchase Unit Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of SHI, enforceable against SHI in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)                                 the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)                                 we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)                                  except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)                                 we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e)                                  we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind any Opinion Party to the exclusive jurisdiction of any particular federal court or courts;

(f)                                   we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(g)                                  we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment.  Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(h)                                 we have assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements, Deposit Agreements, Purchase Contract Agreements and Stock Purchase Unit Agreements and that such choice is and will be a valid and legal provision;

(i)                                     we have assumed that the Indentures will be duly authorized, executed and delivered by the Trustee in substantially the form reviewed by us, and that any Debt Securities, Warrants, Depositary Shares, Stock Purchase Contracts and Stock Purchase Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any Trustee, Warrant Agent, Depositary, Stock Purchase Contract Agent and Stock Purchase Unit Agent, as the case may be; and

(j)                                    we do not express any opinion with respect to the enforceability of applicable provisions contained in the Offered Guarantees, the Indentures and the supplemental indentures and officer’s certificates thereto to the extent that such provisions provide that the obligations of SHI and SFC, as the case may be, are absolute and unconditional irrespective of the enforceability or genuineness of the applicable Indenture or the effect thereof on the opinions herein stated.

In addition, in rendering the foregoing opinions we have assumed that:

(a)                                 SFC (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which SFC is a party;

(b)                                 SFC has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which SFC is a party;

(c)                                  neither the execution and delivery by SHI or SFC of the Transaction Agreements to which it is a party nor the consummation by SHI or SFC of the transactions contemplated thereby, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the SHI Certificate of Incorporation or SHI By-laws or articles of incorporation and by-laws of SFC, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which SHI or SFC or their respective property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which SHI or SFC or their respective property is subject, or (iv) violates or will violate any law, rule or regulation to which SHI or SFC or their respective property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(d)                                 neither the execution and delivery by SHI or SFC of the Transaction Agreements to which it is party nor the consummation by SHI or SFC of the transactions contemplated thereby, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Jack R. Erkilla, Esq., Senior Vice President, Deputy General Counsel and Secretary of SFC may rely on this opinion, subject to the limitations and assumptions set forth in this opinion, as if it were addressed to him, in rendering his opinion dated the date hereof, which is to be filed herewith as Exhibit 5.2 to the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP